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                                                                    EXHIBIT 12.2

                          NABISCO GROUP HOLDINGS CORP.

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

                             (DOLLARS IN MILLIONS)

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                                                                 NINE MONTHS
                                                                    ENDED
                                                              SEPTEMBER 30, 2000
                                                              ------------------
Earnings before fixed charges:
  Income before income taxes................................         $378
  Less minority interest in pre-tax income..................           46
                                                                     ----
  Adjusted income before income taxes.......................          332
  Interest and debt expense.................................          220
  Interest portion of rental expense........................           26
                                                                     ----
Earnings before fixed charges...............................         $578
                                                                     ====
Fixed charges:
  Interest and debt expense.................................         $220
  Interest portion of rental expense........................           26
  Capitalized interest......................................            1
                                                                     ----
    Total fixed charges.....................................         $247
                                                                     ====
Ratio of earnings to combined fixed charges.................          2.3
                                                                     ====
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